UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

VAALCO ENERGY, INC.

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VAALCO BRINGS ACTION AGAINST NANES DELORME PARTNERS AND PILATUS

ENERGY ALLEGING VIOLATIONS OF FEDERAL SECURITIES LAWS

HOUSTON, TEXAS – May 13, 2008 – VAALCO Energy, Inc (NYSE: EGY), an independent energy company principally engaged in the acquisition, exploration, development and production of crude oil, today announced that it has filed a lawsuit against Nanes Delorme Partners I L.P., a New York based hedge fund, and Pilatus Energy SA, an oil and gas company headquartered in Zug, Switzerland, alleging violations of federal securities laws.

“We believe Nanes Delorme Partners and Pilatus Energy have violated federal securities laws by using proxy materials that were false and misleading, particularly regarding the background and identity of the participants in the proxy solicitation and the serious conflicting interests these participants have to VAALCO and its other stockholders. We filed this suit against Nanes Delorme Partners and Pilatus Energy to ensure that our stockholders receive the complete and accurate information that they deserve and is required by the federal securities laws. We will continue to take all appropriate steps to protect VAALCO’s stockholders,” said Robert L. Gerry, III, Chairman and CEO of VAALCO.

In the lawsuit filed today in the United States District Court for the Southern District of Texas, Houston Division, VAALCO alleges that Nanes Delorme Partners and Pilatus Energy have violated Section 13(d) and Section 14(a) of the federal securities laws by filing a false and misleading Schedule 13D and by filing false and misleading proxy materials in an attempt to install their three hand-picked, paid nominees onto VAALCO’s Board of Directors at the Company’s Annual meeting of Stockholders on June 4, 2008.

In its complaint, VAALCO has asked the Court to require, among other things, Nanes Delorme Partners and Pilatus Energy to comply with their disclosure obligations and to enjoin them from voting any proxies Nanes Delorme Partners and Pilatus Energy may obtain prior to the correction of their securities filings.

About VAALCO

VAALCO Energy, Inc. is a Houston based independent energy company principally engaged in the acquisition, exploration, development and production of crude oil. VAALCO’s strategy is to increase reserves and production through the exploration of oil and natural gas properties with high emphasis on international opportunities. The Company’s properties and exploration acreage are located primarily in Gabon and Angola, West Africa.

Important Information

In connection with this solicitation of proxies, VAALCO filed with the SEC definitive proxy materials (the “Proxy Materials”). The Proxy Materials contain important information about VAALCO, the 2008 Annual Stockholders Meeting, and our nominees and other directors in the solicitation. VAALCO’s stockholders are urged to read the Proxy Materials carefully. Stockholders may obtain additional free copies of the Proxy Materials and other relevant documents filed with the SEC by VAALCO through the website maintained by the SEC at www.sec.gov. The Proxy Materials and other relevant documents may also be obtained free of charge from VAALCO at VAALCO Energy, Inc., 4600 Post Oak Place, Suite 309, Houston, Texas 77027; or by phone at (713) 623-0801. The Proxy Materials are also available on VAALCO’s website at www.vaalco.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Materials.

VAALCO stockholders who have questions about how to vote their shares should contact the firm assisting VAALCO in the solicitation of proxies, D.F. King & Co., Inc., toll free at 800-901-0068 or collect at 212-269-5500.

Forward-Looking Statements

This document includes “forward-looking statements” as defined by the U.S. securities laws. Forward-looking statements are those concerning VAALCO’s plans, expectations, and objectives for future drilling, completion and other operations and activities. All statements included in this document that address activities, events or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include future production rates, completion and production timetables and costs to complete well. These statements are based on assumptions made by VAALCO based on its experience perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks include, but are not limited to, inflation, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign operational risks and regulatory changes. Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. These risks are further described in VAALCO’s annual report on Form 10-K for the year ended December 31, 2007 and other reports filed with the SEC which can be reviewed at http://www.sec.gov, or which can be received by contacting VAALCO at 4600 Post Oak Place, Suite 309, Houston, Texas 77027, (713) 623-0801.

Investor Contact	Media Contact
W. Russell Scheirman 713-623-0801	Andrew Brimmer / Barrett Golden Joele Frank, Wilkinson Brimmer Katcher 212-355-4449